UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: October 11, 2016
(Date of earliest event reported)

Phillips 66 Partners LP
(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Blvd.
Houston, Texas 77042
(Address of principal executive offices and zip code)

(855) 283-9237
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 11, 2016, Phillips 66 Partners LP (the “Partnership”) entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with Phillips 66 Partners GP LLC (the “General Partner”), Phillips 66 Company (“P66 Company”), and Phillips 66 Project Development Inc. (“P66 PDI”), each a wholly owned subsidiary of Phillips 66 (“PSX”). Pursuant to the Contribution Agreement, the Partnership agreed to acquire from P66 Company and P66 PDI (the "Acquisition") certain pipeline and terminal assets supporting four Phillips 66 refineries, as described in more detail below (the "Acquired Assets"):

•Ponca City Refinery Crude Assets: A crude pipeline and terminal system that provides crude supply for Phillips 66’s Ponca City Refinery, consisting of 503 miles of pipeline and 1.7 million barrels of storage.
•Ponca City Refinery Products Assets: A refined products and NGL pipeline and terminal system that provides product takeaway transportation services for Phillips 66’s Ponca City Refinery, consisting of 524 miles of pipeline and 1.7 million barrels of storage.
•Billings Refinery Crude Assets: A crude pipeline and terminal system that provides crude supply for Phillips 66’s Billings Refinery, consisting of a 79% undivided interest in a 623-mile pipeline and 570,000 barrels of storage.
•Billings Refinery Products Assets: A refined products pipeline and terminal system that provides product takeaway transportation services for Phillips 66’s Billings Refinery, consisting of 342 miles of pipeline and 386,000 barrels of storage.
•Bayway Refinery Products Assets: A refined products and NGL terminal system that provides storage services for Phillips 66’s Bayway Refinery, consisting of 2.0 million barrels of storage.
•Borger Refinery Crude Assets: A crude pipeline and terminal system that provides crude supply for the Phillips 66-operated Borger Refinery, consisting of 1,089 miles of pipeline and 400,000 barrels of storage.
•Borger Refinery Products Assets: A refined products pipeline and terminal system that provides product takeaway transportation services for the Phillips 66-operated Borger Refinery, consisting of 93 miles of pipeline, a 33% undivided interest in a 102-mile segment and a 54% undivided interest in a 19-mile segment of a 121-mile pipeline, a 50% interest in a 293-mile pipeline and 700,000 barrels of storage.
In connection with the Acquisition, the Partnership and Phillips 66 will enter into multiple throughput and deficiency and terminal services agreements, each with a 10-year term, that will include minimum contract volume commitments from Phillips 66 on the acquired pipeline assets and at the acquired terminal assets, respectively.
In exchange for the Acquired Assets, Phillips 66 will receive total consideration of approximately $1.3 billion, consisting of approximately $1.1 billion in cash and the issuance of 4,093,020 newly issued units, to be allocated between common units to Phillips 66 PDI and general partner units to the General Partner in a proportion necessary for it to maintain its 2% general partner interest in the Partnership.
The Acquisition is expected to close in October 2016. The closing of the Acquisition is subject to standard closing conditions, including, among others: (i) the continued accuracy of the representations and warranties contained in the Contribution Agreement; (ii) the performance by each party of its respective obligations under the Contribution Agreement; (iii) the absence of any legal proceeding or order by a governmental authority restraining, enjoining or otherwise prohibiting the Acquisition; (iv) the absence of a material adverse effect on the results of operations or financial condition of the interests to be acquired in the Acquisition; (v) the execution of certain agreements and delivery of certain documents related to the consummation of the Acquisition, including an amendment to the Partnership’s existing omnibus agreement with P66 Company; and (vi) the receipt by the Partnership of sufficient proceeds from financing arrangements to pay the cash consideration payable by the Partnership in the Acquisition.
Pursuant to the Contribution Agreement, and subject to certain limitations, the Partnership has agreed to indemnify P66 Company, P66 PDI and their respective affiliates (other than the Partnership and its subsidiaries), directors, officers, employees, agents and representatives (collectively, the “P66 Company Parties”) for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of the Partnership and for certain other matters. Similarly, P66 Company and P66 PDI have agreed to indemnify the Partnership, its subsidiaries and its and their respective affiliates (other than any of the P66 Company Parties), directors, officers, employees, agents and representatives for any and all damages resulting from any breach of a representation, warranty, agreement or covenant of P66 Company or P66 PDI and for certain other matters.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.
Relationships
Each of the parties to the Contribution Agreement is a direct or indirect subsidiary of PSX. As a result, certain individuals, including officers of PSX and officers and directors of the General Partner, serve as officers and/or directors of one or more of such entities. P66 PDI currently (as of the date of this Current Report on Form 8-K) owns 60,162,787 common units of the Partnership, representing a 57.1% limited partner interest in the Partnership based on the number of common units outstanding as of October 10, 2016. P66 PDI also owns an indirect 1.9% general partner interest in the Partnership and all of the Partnership’s incentive distribution rights through its ownership of the General Partner.
The terms of the Contribution Agreement were approved on behalf of the Partnership by the conflicts committee and the board of directors of the General Partner. The conflicts committee, which is comprised of independent members of the board of directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Acquisition. In approving the terms of the Acquisition, the conflicts committee based its decision in part on an opinion from the independent financial advisor that the consideration to be paid by the Partnership pursuant to the Acquisition is fair, from a financial point of view, to the holders of Common Units unaffiliated with P66 Company and its affiliates.

Item 7.01 Regulation FD Disclosure
On October 11, 2016, the Partnership announced that it entered into the Contribution Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired
Audited financial statements of the Eagle Asset Group as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and unaudited financial statements as of June 30, 2016, and for the six months ended June 30, 2016, and June 30, 2015, a copy of which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

(b)	Pro Forma Financial Information
Unaudited pro forma consolidated financial statements of the Partnership as of June 30, 2016, for each of the three years in the period ended December 31, 2015, and for the six months ended June 30, 2016, a copy of which is filed as Exhibit 99.3 hereto and incorporated herein by reference.

(d)	Exhibits

Exhibit No.		Description

2.1	-
Contribution, Conveyance and Assumption Agreement, dated as of October 11, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Company and Phillips 66 Project Development Inc.

23.1	-	Consent of Ernst & Young LLP.

99.1	-	Press release of Phillips 66 Partners LP, dated October 11, 2016.

99.2	-
Audited financial statements of the Eagle Asset Group as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and unaudited financial statements as of June 30, 2016, and for the six months ended June 30, 2016, and June 30, 2015.

99.3	-
Unaudited pro forma consolidated financial statements of the Partnership as of June 30, 2016, for each of the three years in the period ended December 31, 2015, and for the six months ended June 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its general partner

Dated: October 11, 2016	By:	/s/ J.T. Liberti
J.T. Liberti Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.		Description

2.1	-
Contribution, Conveyance and Assumption Agreement, dated as of October 11, 2016, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Company and Phillips 66 Project Development Inc.

23.1	-	Consent of Ernst & Young LLP.

99.1	-	Press release of Phillips 66 Partners LP, dated October 11, 2016.

99.2	-
Audited financial statements of the Eagle Asset Group as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, and unaudited financial statements as of June 30, 2016, and for the six months ended June 30, 2016, and June 30, 2015.

99.3	-
Unaudited pro forma consolidated financial statements of the Partnership as of June 30, 2016, for each of the three years in the period ended December 31, 2015, and for the six months ended June 30, 2016.